EXHIBIT 77Q1(b)

A copy of the Amendment to the Declaration of Trust, dated May 30, 2001, to terminate MFS Global Financial Services Fund as a series of the Trust sought in Sub-Item 77Q is contained in the Trust's Registration Statement on Form N-1A on behalf of the Fund (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on July 30, 2001. Such documents are incorporated herein by reference.